Exhibit 10.40

KOPPERS HOLDINGS INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Koppers Holdings Inc. (the “Company”):

Optionee:

Grant Date:  [_______]

Vesting Commencement Date:  [_______]

Exercise Price:

Number of Option Shares:

Expiration Date:  [_______]

Type of Option:		Incentive Stock Option
	X	Non-Qualified Stock Option

Vesting Schedule:  The Option shall become exercisable for 25% of the Option Shares upon Optionee’s completion of a consecutive twelve (12)-month period of Service measured from the Vesting Commencement Date.  The Option shall become exercisable for 25% of the Option Shares upon Optionee’s completion of a consecutive twenty-four (24)-month period of Service measured from the Vesting Commencement Date.  The Option shall become exercisable for 25% of the Option Shares upon Optionee’s completion of a consecutive thirty-six (36)-month period of Service measured from the Vesting Commencement Date.  The Option shall become exercisable for 25% of the Option Shares upon Optionee’s completion of a consecutive forty-eight (48)-month period of Service measured from the Vesting Commencement Date.  However, one or more Option Shares may be subject to accelerated vesting in accordance with Section 6 of the Stock Option Agreement. In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service. Only a whole number of Option Shares will become vested and exercisable as of any given date.  If the number of Option Shares that become vested and exercisable determined as of a date is a fractional number, the number vesting will be rounded down to the nearest whole number with any fractional portion carried forward.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Koppers Holdings Inc. 2018 Long Term Incentive Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form

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attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Company’s principal offices.

Employment at Will.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause, unless such rights have otherwise been limited pursuant to a separate agreement between the Company (or any Parent or Subsidiary) and the Participant.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: _                          _

KOPPERS HOLDINGS INC.
By:

Title:	President and CEO
Participant:
Signature:

Address:

ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Plan Prospectus

2

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Exhibit 10.40

KOPPERS HOLDINGS INC.

STOCK OPTION AGREEMENT

RECITALS

A.

The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any Parent or Subsidiary) and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.

Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.

The option granted by the Corporation pursuant to this Agreement is in consideration for the Optionee’s acceptance of, and agreement to, the terms, conditions, and restrictions of the restrictive covenants set forth in Paragraph 11 of this Agreement.

D.	Unless otherwise defined in this Agreement, all capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.Option Term.  This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 11.

3.Limited Transferability.

(a)This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option.  Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more of

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the Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.Dates of Vesting.  This option shall become exercisable for the Option Shares in one or more installments in accordance with the Vesting Schedule set forth in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 11.

5.Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)Except as otherwise provided in subparagraphs (b), (c), (d), (e) and (h) of this Paragraph 5, should Optionee cease to remain in Service for any reason while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a ninety (90)-day period measured from the date of such cessation of Service during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)Should Optionee cease to remain in Service due to Optionee’s voluntary resignation while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a thirty (30)-day period measured from the date of such cessation of Service during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(c)Should Optionee die while this option is outstanding, then this option may be exercised by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3, as the case may be. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death.  Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(d)Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a twelve (12)-month period measured from the date of such cessation of Service during which to exercise this option.  In no event shall this option be exercisable at any time after the Expiration Date.

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(e)Should Optionee cease Service by reason of Retirement while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a three (3)-year period measured from the date of Optionee’s Retirement during which to exercise this option.  In no event shall this option be exercisable at any time after the Expiration Date.

(f)The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the extension of this option beyond the Expiration Date.

(g) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Optionee’s cessation of Service, vested and exercisable pursuant to the Exercise Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6.  This option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the normal Exercise Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6, following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with the Optionee.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

(h)Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in any Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6.Special Acceleration of Option.

(a)Should the Optionee’s Service terminate by reason of his or her Retirement, death or Permanent Disability prior to the final vesting date for the Option, then the Option shall immediately vest in the additional number of Option Shares (if any) in which the Optionee would have been vested at the time of such termination had 25% of the Option Shares that were scheduled to be vested on the next anniversary of the Vesting Commencement Date instead vested in a series of twelve (12) successive equal monthly installments over the duration of the twelve (12) month period preceding such anniversary.

(b)This option, to the extent outstanding at the time of a Change in Control but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock.  However, this option shall not become exercisable on such an accelerated basis, if and to the extent: (i) this option is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate

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Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same Vesting Schedule for those Option Shares as set forth in the Grant Notice.

(c)Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the Successor Corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(d)If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to this option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange or market.

(e)In the event the Optionee’s Service is involuntarily terminated for reasons other than Misconduct within twenty-four (24) months following a Change in Control transaction which does not result in the accelerated vesting of this option pursuant to the provisions of subparagraph (b) of this Paragraph 6, then the option (as assumed or continued in effect) shall automatically vest in full on an accelerated basis so that such option shall immediately become exercisable for all the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as vested shares.

(f)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.Adjustment in Option Shares.  In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the outstanding Common Stock without the Corporation’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding shares of Common Stock by reason of a spin-off transaction or extraordinary distribution, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in such manner as the Plan Administrator deems appropriate in order to reflect such change and thereby prevent the dilution or enlargement of benefits hereunder.

8.Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.

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Manner of Exercising Option.

(a)In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares.

(ii)Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)cash or check made payable to the Corporation;

(B)shares of Common Stock valued at Fair Market Value on the Exercise Date and held by Optionee (or any other person or persons exercising the option) for any required period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes; or

(C)through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates (which may be in electronic form) for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Corporation in connection with the option exercise.

(iii)Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(b)As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate (which may be in electronic form) for the purchased Option Shares, with the appropriate legends affixed thereto.

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(c)In no event may this option be exercised for any fractional shares.

10.Compliance with Laws and Regulations.

(a)The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use commercially reasonable efforts to obtain all such approvals.

11.Restrictive Covenants; Additional Conditions.

(a)As a condition of receiving this option, Optionee hereby acknowledges and agrees that during the period in which the Optionee is employed by, or providing service to, the Corporation, and for the Restrictive Covenant Period following the date on which the Optionee ceases to be employed by, or provide service to, the Corporation for any reason, the Optionee shall comply with the restrictive covenants set forth herein.  The restrictive covenants set forth herein shall not supersede and replace any other restrictions and obligations the Optionee may be subject to with the Corporation and if there is a conflict between comparable restrictions the more restrictive provisions shall control, as reasonably determined by the Corporation.

(i)Optionee acknowledges that during the Optionee’s employment with the Corporation, the Optionee will have access to, possess or help the Corporation develop valuable proprietary commercial and/or technical information, trade secrets and other confidential information belonging to the Corporation and will be instrumental to the development and/or maintenance of goodwill with the Corporation’s customers.  The Optionee acknowledges that such proprietary information, trade secrets, confidential information and goodwill are valuable assets of the Corporation and the Corporation has a legitimate interest in protecting itself from disclosure or misappropriation of such information and from interference with its goodwill relationships with its customers.

(ii)Other than in the ordinary course or for the benefit of the business of the Corporation, during the term of Optionee’s employment with the Corporation and thereafter, Optionee shall not, directly or indirectly, divulge, furnish or make accessible to any other person, business, firm or corporation, or use in any way, any Confidential Information of the Corporation which the Optionee has acquired or become acquainted with or shall acquire or become acquainted with as a result of the Optionee’s employment with the Corporation, whether developed by the Optionee, or by others. The Confidential Information is the property of the Corporation and Optionee acknowledges that the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust, fiduciary duty and would cause irreparable injury to the Corporation. Furthermore, Optionee acknowledges that during the Optionee’s

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employment with the Corporation, the Optionee may be exposed to the confidential information of customers and other third parties and the Optionee shall maintain the confidentiality of this information and shall only use it as necessary to carry out the work for the Corporation consistent with restrictions placed upon such Confidential Information. Nothing contained herein shall restrict Optionee’s use of general knowledge acquired by the Optionee as part of the Optionee’s normal growth in the Optionee’s profession.

(iii)Optionee shall not, during the term of the Optionee’s employment with the Corporation and for the Restrictive Covenant Period, render services as an officer, owner (other than having less than two (2%) percent ownership of a publicly traded corporation’s stock), director, consultant, employee, or other service provider, to, or on behalf of, a Competing Business, provided, however, this Paragraph 11(a)(iii) will not apply if the Optionee’s duties and responsibilities for any Competing Business do not involve the Optionee in the provision of any services that are similar to or competitive with the services Optionee provided to the Corporation.  The Optionee acknowledges that the Corporation is engaged in business throughout the world and that the marketplace for the Corporation’s products and services is worldwide, and thus the geographic area, length and scope of this noncompetition provision are reasonable and necessary to protect the legitimate business interests of the Corporation. In the event a court of competent jurisdiction determines that one or more of the provisions are so broad as to be unenforceable, then such provision shall be deemed to be reduced in scope or length, as the case may be, to the extent required to make such Paragraphs enforceable.

(iv)Optionee shall disclose promptly and assign to the Corporation or the Affiliate all right, title and interest in any invention or idea, patentable or not, made or conceived by the Optionee during employment by the Corporation or the Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Corporation or the Affiliate and shall do anything reasonably necessary to enable the Corporation or the Affiliate to secure a patent where appropriate in the United States and in foreign countries.

(v)Optionee shall not, directly or indirectly, solicit, for the purpose of offering or attempting to offer any service, product or other application which is the same as or similar to the services, products or other applications offered or in the process of being developed by the Corporation within the last year prior to termination of the Optionee’s employment with the Corporation, any of the Corporation’s customers with whom the Optionee had contact, or about whom the Optionee obtained, or had access to, confidential information during the Optionee’s employment, for the Restrictive Covenant Period.  Optionee further agrees, for the Restrictive Covenant Period, that the Optionee shall not solicit or attempt to solicit any employee of, or consultant to, the Corporation, which employee or consultant had been rendering services to the Corporation at any time within the six-month period immediately preceding the termination of the Optionee’s employment, to leave the employ of, or no longer render service to or for the benefit of, the Corporation.

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(vi)Optionee shall not make any Disparaging Statements about the Corporation to any of the Corporation’s past, present, or future customers, employees, clients, contractors, vendors, or to the media or to any other person either orally or by any other medium of communication, including internet communication.  As used herein, the term “Disparaging Statement” means any communication, oral or written, which would cause or tend to cause humiliation or embarrassment or to cause a recipient of such communication to question the business condition, integrity, product, service, quality, confidence, or good character of the Corporation.

(b)Optionee acknowledges that a breach of any of the covenants contained in this Agreement may cause irreparable damage to the Corporation, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate.  Accordingly, Optionee agrees that if the Optionee breaches or threatens to breach any of the covenants contained in this Agreement, in addition to any other remedy which may be available to the Corporation at law or in equity, the Corporation shall be entitled to (i) rescind any exercise of this option, in which case the Optionee shall pay to the Corporation, in cash or by returning to the Corporation the Option Shares covered by this option; and/or (ii) institute and prosecute proceedings in any court of competent jurisdiction for specific performance and injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy.  Optionee agrees to disclose in advance the existence and terms of the restrictions and covenants contained in this Agreement to any employer or service recipient by whom the Optionee might be employed or retained during the period in which the covenants or restrictions apply. Optionee agrees that, in the event of a final determination of Optionee’s breach of any of the covenants contained in this Agreement, the restrictions in the relevant paragraph shall be extended for a period equal to the period that Optionee was in breach.  Optionee represents and acknowledges that the Optionee has been advised by the Corporation to consult Optionee’s own legal counsel with respect to this Agreement and Optionee has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with Optionee’s legal counsel.

(c)Upon exercise of this option, the Plan Administrator may require the Optionee to certify on a form acceptable to the Plan Administrator, that the Optionee is in compliance with the terms, conditions, and restrictions of the Plan and this Agreement.

(d)This option, and the right to receive and retain any Option Shares or cash payments covered by this option, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or similar policy of the Corporation in effect on the Grant Date or that may be established thereafter, including any modification or amendment thereto, or as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law.  By accepting this option under the Plan, the Optionee agrees and acknowledges that Optionee is obligated to cooperate with, and provide any and all assistance necessary to, the Corporation to recover or cancel any option granted under the Plan subject to claw-back pursuant to such law or policy.  Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or cancel any options granted pursuant to this Agreement.

12.Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon,

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the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

13.Notices.  Any notice required to be given or delivered to the Secretary of the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate office at 436 Seventh Avenue, Pittsburgh, PA 15219.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15.Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without resort to Pennsylvania’s conflict-of-laws rules.

16.Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.  In no event shall the Option be exercisable with respect to any of the excess Option Shares unless and until such stockholder approval is obtained.

17.Additional Terms Applicable to an Incentive Option.  In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b)No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option

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shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c)Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d)Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year, on the basis of the chronological order in which such options were granted, except to the extent otherwise provided under applicable law or regulation.

18.Survivability.  The terms of this Agreement survive the termination of Optionee’s employment with the Corporation for any reason.

19.Severability.  In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the Grant Date indicated above.

KOPPERS HOLDINGS INC.
A
By:
Title:	President and CEO
Optionee _______________________________

Signature:
Address:
B
C

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APPENDIX

The following definitions shall be in effect under the Agreement:

A.Affiliate means any entity that, directly or through one or more intermediaries, is controlled by the Corporation, and any entity in which the Corporation has a significant equity interest as determined by the Plan Administrator.

B.Agreement shall mean this Stock Option Agreement.

C.Board shall mean the Corporation’s Board of Directors.

D.Change in Control of the Corporation shall have occurred in the event that:

(i)a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a “person” within the meaning of Sections 13(d)(3) of the 1934 Act, other than the Corporation, a majority-owned subsidiary of the Corporation or an employee benefit plan of the Corporation or such subsidiary (or such plan’s related trust), become(s) the “beneficial owner” (as defined in Rule 13d-3 under the Act) of fifty percent (50%) or more of the then outstanding voting stock of the Corporation;

(ii)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new Board member whose election by the Corporation’s Board or whose nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the Board members then still in office who either were Board members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board members then in office;

(iii)all or substantially all of the business of the Corporation is disposed of pursuant to a merger, consolidation or other transaction in which the Corporation is not the surviving corporation or the Corporation combines with another company and is the surviving corporation (unless the Corporation’s stockholders immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Corporation or (y) the combined company);

(iv)the closing of the sale of all or substantially all of the assets of the Corporation or a liquidation or dissolution of the Corporation; or

(v)the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of securities possessing more than twenty percent (20%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

E.Code shall mean the Internal Revenue Code of 1986, as amended.

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F.Common Stock shall mean shares of the Corporation’s common stock.

G.Competing Business shall mean: any person, corporation, partnership, joint venture, association or other entity engaged in the development or offering or attempting to offer any service, product, chemical formulation or other material which: (i) is a direct or indirect product of the extraction or distillation of coal tar; (ii) is utilized in the distillation, impregnation or treatment of materials with coal tar, petroleum pitch or their respective by-products or distillates; (iii) constitutes or is utilized in conjunction with railroad track joints, ties, mounting hardware, bridge timbers, bridge crossings or bridging assemblies; (iv) constitutes or is utilized in conjunction with utility poles (including components thereof) or marine pilings; (v) is utilized for the preservation or recovery of wood materials or (vi) constitutes any product or service which was in the process of being developed by the Corporation within the last year prior to termination of Optionee’s employment with the Corporation.

H.Confidential Information shall mean any proprietary or confidential information of the Corporation, including but not limited to any trade secrets, confidential or secret designs, technologies, content, processes, formulae, plans, manuals, devices, machines, know-how, methods, compositions, ideas, improvements, financial and marketing information, costs, pricing, sales, sales volume, methods and proposals, customer and prospective customer lists, identity of key personnel in the employ of customers and prospective customers, amount or kind of customer’s purchases from the Corporation, system documentation, hardware, engineering and configuration information, computer programs, source and object codes (whether or not patented, patentable, copyrighted or copyrightable), related software development information, inventions or other confidential or proprietary information belonging to the Corporation or directly or indirectly relating to the Corporation’s business and affairs.

I.Corporation shall mean Koppers Holdings Inc., a Pennsylvania corporation, and any successor corporation to all or substantially all of the assets or voting stock of Koppers Holdings Inc. which shall by appropriate action adopt the Plan.

J.Disparaging Statements shall have the meaning set forth in Paragraph 11(a)(vi).

K.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L.Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

M.Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

N.Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

O.Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock

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at the close of regular hours trading (i.e., before after-hours trading begins) on the Nasdaq Global Market on the date in question, as such price is reported by the National Association of Securities Dealers for that particular Stock Exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

P.Family Member shall mean any of the following members of the Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

Q.Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

R.Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

S.Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

T.Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

U.Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

V.Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Corporation.

W.Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

X.Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

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Y.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Z.Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.

AA.Plan shall mean the Corporation’s 2018 Long Term Incentive Plan.

BB.Plan Administrator shall mean the committee(s) designated by the Board to administer the Plan.

CC.Restrictive Covenant Period shall mean the two-year period following an Optionee’s termination of employment from the Corporation for any reason.

DD.Retirement shall mean the Optionee’s voluntary termination from Service (i) on or after his attainment of age sixty-five (65), or (ii) on or after his attainment of age 55 with at least ten (10) years of service, or involuntary termination from Service with at least thirty (30) years of service other than in connection with a termination for Misconduct.  “Years of service” means the Optionee’s total number of years of “accumulated service” as such term is defined with respect to salaried employees under the Retirement Plan for Koppers Inc. (regardless of whether the Optionee is eligible to receive a benefit under such plan).

EE.  Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.  However, the Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee may subsequently continue to perform services for that entity.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which the option may be exercised as an Incentive Stock Option under the federal tax laws (if the option is designated as such in the Grant Notice), the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless the Optionee is provided, either by statute or by written contract, with the right to return to Service following such leave.  Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.

FF. Stock Exchange shall mean the Nasdaq Global Market, the New York Stock Exchange or such other stock exchange on which the Common Stock is listed.

GG. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other

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than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

HH.Vesting Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.

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